Exhibit 99.1
China Direct Industries to Commence Iron Ore Shipments to China from Its Bolivian Operations in the Fourth Quarter of Fiscal 2011

Anticipates Fiscal Fourth Quarter Shipments from Bolivia in Excess of 85,000 Metric Tons Currently Valued at $10 Million with a Progressive Ramp in Shipment Levels throughout Fiscal 2012

Deerfield Beach, FL – June 29, 2011 - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. based holding company with operations in China and the Americas, focusing on pure magnesium production, distribution of basic materials and metal ores, and cross-border corporate advisory services, announced today that it anticipates its wholly owned subsidiary, CDII Trading, will commence iron ore shipments from Bolivia into China beginning in the fourth quarter of fiscal 2011 ending September 30, 2011.

Management estimates that CDII Trading will ship in excess of 85,000 metric tons of iron ore in the fiscal fourth quarter, valued at approximately $10 million at current price levels, and progressively ramp shipment tonnage in fiscal 2012.   CDII Trading has iron ore supply agreements in Mexico, Chile and Bolivia for delivery into China and has already begun shipping iron ore out of Mexico.  Management estimates its Bolivian operations have the potential to reach quarterly iron ore shipment levels in excess of 180,000 metric tons, or approximately $21 million at current price levels, under its existing supply contracts and contracts under negotiation.

Dr. James Wang, Chairman and CEO of China Direct Industries, stated “We are excited to add Bolivia to our active locations for sourcing iron ore into the China markets.  We are confident that as shipment levels rise out of South America and Mexico, we will build a strong U.S. based revenue and income stream while taking advantage of our China expertise.  We look forward to providing additional information on this subsidiary as we continue to build our operations internationally and broaden our revenue base and profit drivers.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. based holding company with operations in China and the Americas, focusing on pure magnesium production, distribution of basic materials and metal ores, and cross border corporate advisory services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries’ unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning the expected shipments, revenue, income and pricing of iron ore we source from South America and Mexico and our ability to finalize additional supply agreements in Bolivia.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact Information:

China Direct Industries, Inc.

Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net

CDII Trading, Inc.

Product Inquiries:
E-mail: info@cdiitrading.com
U.S. Tel: +1(954)363-7334
China Tel: +86 (21) 5466-0916